Exhibit (a)(2)


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                              LETTER OF TRANSMITTAL


                                   THE OFFER, WITHDRAWAL RIGHTS AND PRORATION
                                   PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, PACIFIC STANDARD TIME, ON NOVEMBER 15, 2002 (THE "EXPIRATION DATE") UNLESS EXTENDED.

                               Deliver to:      Sutter Capital Management, LLC
                                                150 Post Street, Suite 405,
                                                San Francisco, California 94108
                                                For Assistance:   (415) 788-1441
                               Via Facsimile:   Facsimile:        (415) 788-1515

                          (PLEASE INDICATE CHANGES OR CORRECTIONS TO THE ADDRESS
                           PRINTED TO THE LEFT)

         To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Purchaser on or prior to the Expiration Date.
         Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Noteholder. Please use the pre-addressed, postage-paid envelope provided.

     This Letter of Transmittal is to be completed by holders of CONVERTIBLE NOTES, PAR VALUE $1,000 in ALLIED RISER COMMUNICATIONS CORP., a Delaware corporation (the "Company"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase.

               PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

Gentlemen:
     The undersigned hereby tenders to SCM ACQUISITION FUND, LLC (the "Purchaser") all of his Convertible Notes, $1,000 par value ("Notes") in the Company held by the undersigned as set forth above (or, if less than all such Notes, the face value of Notes tendered set forth below in the signature box), at a purchase price equal to $80.00 per Note upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated July 9, 2003 (the "Offer to Purchase") and in this Letter of Transmittal, as each may be supplemented or amended from time to time (which together constitute the "Offer"). Receipt of the Offer to Purchase is hereby acknowledged. Subject to and effective upon acceptance for payment of any of the Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to such Notes which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Notes, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Notes and transfer ownership of such Notes, on the books of the Company, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and, upon payment of the purchase price in respect of such Notes by the Purchaser, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes all in accordance with the terms of the Offer. Upon the purchase of Notes pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Notes will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). In addition, by executing this Letter of Transmittal, the undersigned assigns to the Purchaser all of the undersigned's rights to receive distributions of cash or securities from the Company with respect to Notes which are purchased pursuant to the Offer, and to change the address of record for such distributions on the books of the Company. Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of such Notes.


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     The undersigned hereby represents and warrants that the undersigned owns the Notes tendered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer the Notes tendered hereby, and that when any such Notes are purchased by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Notes will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Notes tendered hereby.

     The undersigned understands that a tender of Notes to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchaser to effect a change of distribution address to care of Sutter Capital Management, LLC, at 150 Post Street, Suite 405, San Francisco, California 94108. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Notes tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Notes not accepted for payment will be destroyed by the Purchaser. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

================================================================================
                                  SIGNATURE BOX
    (Please complete Boxes A, B, C and D on the following page as necessary)
================================================================================

Please sign exactly as your name is
printed (or corrected) above, and insert
your Taxpayer Identification Number        X
or Social Security Number in the space     -----------------------------------
provided below your signature.             (Signature of Owner)          Date
For joint owners, each joint owner must
sign. (See Instructions 1) The signatory
hereto hereby certifies under penalties
of perjury the statements in Box B, Box
C and if applicable, Box D.                X
If the undersigned is tendering less       -----------------------------------
than all Notes held the number of Notes  (Signature of Owner)          Date
tendered is set forth below. Otherwise,
all Notes held by the undersigned are
tendered hereby.

                                    Taxpayer I.D. or Social # __________________
_____________ Notes                Telephone No.(day) _________________________
                                                 (eve.) ________________________
                                    E-mail Address:



================================================================================
                                      BOX A
================================================================================
                          Medallion Signature Guarantee
                           (Required for all Sellers)
                               (See Instruction 1)

Name and Address of Eligible Institution: ______________________________________
Authorized Signature __________________________     Title ______________________
Name ________________________________    Date ________________,200______________



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================================================================================
                                      BOX B
                               SUBSTITUTE FORM W-9
                           (See Instruction 3 - Box B)
================================================================================

          The person signing this Letter of Transmittal hereby certifies the following to the Purchasers under penalties of perjury:

                  (i) The TIN set forth in the signature box on the front of this Letter of Transmittal is the correct TIN of the Noteholder, or if this box [ ] is checked, the Noteholder has applied for a TIN. If the Noteholder has applied for a TIN, a TIN has not been issued to the Noteholder, and either: (a) the Noteholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Noteholder intends to mail or deliver an application in the near future (it being understood that if the Noteholder does not provide a TIN to the Purchasers within sixty (60) days, 31% of all reportable payments made to the Noteholder thereafter will be withheld until a TIN is provided to the Purchasers); and

                  (ii) Unless this box [ ] is checked, the Noteholder is not subject to backup withholding either because the Noteholder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Noteholder is subject to backup withholding as result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Noteholder is no longer subject to backup withholding.

          Note: Place an "X" in the box in (ii) if you are unable to certify that the Noteholder is not subject to backup withholding.

================================================================================
                                      BOX C
                                FIRPTA AFFIDAVIT
                           (See Instruction 3 - Box C)
================================================================================

          Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a Company if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the Company interest is a foreign person. To inform the Purchasers that no withholding is required with respect to the Noteholder's interest in the Company, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury;
                  (i) Unless this box [ ] is checked, the Noteholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign Company, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Noteholder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box on the front of this Letter of Transmittal; and (iii) the Noteholder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is __________.
          The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchasers and that any false statements contained herein could be punished by fine, imprisonment, or both.

================================================================================
                                      BOX D
                               SUBSTITUTE FORM W-8
                           (See Instruction 4 - Box D)
================================================================================

          By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Noteholder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Noteholder:
       (i) Is a nonresident alien individual or a foreign corporation, Company, estate or trust;
       (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and
       (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

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                                  INSTRUCTIONS

              Forming Part of the Terms and Conditions of the Offer

1. Tender, Signature Requirements; Delivery. After carefully reading and completing this Letter of Transmittal, in order to tender Notes a Noteholder must sign at the "X" on the bottom of the first page of this Letter of Transmittal and insert the Noteholder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature. The signature must correspond exactly with the name printed (or corrected) on the front of this Letter of Transmittal without any change whatsoever. If this Letter of Transmittal is signed by the registered Noteholder of the Notes a Medallion signature guarantee on this Letter of Transmittal is required. Similarly, if Notes are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), a Medallion signature guarantee is required. In all other cases, signatures on this Letter of Transmittal must be Medallion guaranteed by an Eligible Institution, by completing the Signature guarantee set forth in BOX A of this Letter of Transmittal. If any tendered Notes are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, any such person should so indicate when signing and must submit proper evidence satisfactory to the Purchasers of its authority to so act. For Notes to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees in BOX A, and any other documents required by this Letter of Transmittal, must be received by the Purchasers prior to or on the Expiration Date at its address or facsimile number set forth on the front of this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted. All tendering Noteholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

2. Transfer Taxes. The Purchasers will pay or cause to be paid all transfer taxes, if any, payable in respect of Notes accepted for payment pursuant to the Offer.

3. U.S. Persons. A Noteholder who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic Company, a domestic trust or a domestic estate (collectively "United States persons") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

         Box B - Substitute Form W-9. In order to avoid 31% federal income tax backup withholding, the Noteholder must provide to the Purchasers the Noteholder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature line and certify, under penalties of perjury, that such Noteholder is not subject to such backup withholding. The TIN that must be provided is that of the registered Noteholder indicated on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Noteholder being subject to backup withholding. Certain Noteholders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

         Box C - FIRPTA Affidavit. To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each Noteholder who or which is a United States Person (as defined Instruction 3 above) must certify, under penalties of perjury, the Noteholder's TIN and address, and that the Noteholder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

4. Foreign Persons. In order for a Noteholder who is a foreign person (i.e., not a United States Person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign Noteholder must certify, under penalties of perjury, the statement in BOX D of this Letter of Transmittal attesting to that foreign person's status by checking the box preceding such statement. However, such person will be subject to withholding of tax under Section 1445 of the Code.

5. Additional Copies of Offer to Purchase and Letter of Transmittal. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Purchasers by calling 415-788-1441.


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